UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

AROTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 11, 2014, Arotech Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley & Co., LLC (the “Underwriter”) relating to an underwritten public offering of 2,860,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per Share (the “Offering”). All of the Shares are being sold by the Company. The price to the public is $3.50 per Share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $3.281 per Share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option to purchase up to an additional 429,000 shares of common stock on the same terms within 30 days from the date of the Underwriting Agreement to cover over-allotments, if any. The net proceeds from the sale of the Shares, after deducting the Underwriters’ discount and other offering expenses, are expected to be approximately $9.2 million.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-190808) filed with the Securities and Exchange Commission and declared effective on September 6, 2013. A prospectus supplement relating to the Offering has been filed with the Securities and Exchange Commission. The closing of the Offering is expected to take place on or about July 16, 2014, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion and consent of Lowenstein Sandler LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s press releases, dated July 10, 2014 and July 11, 2014, announcing the commencement and pricing of the Offering, respectively, are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 11, 2014, by and between Arotech Corporation and B. Riley & Co., LLC

5.1	Opinion of Lowenstein Sandler LLP

23.1	Consent of Lowenstein Sandler LLP (reference is made to Exhibit 5.1 hereto)

99.1	Press release dated July 10, 2014

99.2	Press release dated July 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)

/s/ Robert S. Ehrlich
Name:	Robert S. Ehrlich
Title:	Chairman and CEO

Dated: July 11, 2014

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